Exhibit 11

Computation of earnings per share year quarter 2000.


                                                     NO. OF SHARES          WEIGHT

        12/31/00 Common stock                          5,916,527
                                                       ---------
                                                       5,916,527            25%         1,479,132
                                                                                        ---------

        09/30/00 Common stock                          5,916,527
                                                       ---------
                                                       5,916,527            25%         1,479,132
                                                                                        ---------

        06/30/00 Common stock                          5,916,527
                                                       ---------
                                                       5,916,527            25%         1,479,132
                                                                                        ---------

        03/31/00 Common stock                          5,916,527
                                                       ---------
                                                       5,916,527            25%         1,479,132
                                                                                        ---------


                 WEIGHTED AVERAGE NUMBER OF SHARES                                      5,916,527

Earnings per Common share:
                 Net Income                             $570,663                             $.10

EXHIBIT 11

Computation of earnings per share year quarter 1999.


                                                     NO. OF SHARES          WEIGHT
        12/31/99 Common stock                          5,916,527
                                                       ---------
                                                       5,916,527            25%         1,479,132
                                                                                        ---------

        09/30/99 Common stock                          5,916,527
                                                       ---------
                                                       5,516,527            25%         1,479,132
                                                                                        ---------

        06/30/99 Common stock                          5,916,527
                                                       ---------
                                                       5,916,527            25%         1,479,132
                                                                                        ---------

        03/31/99 Common stock                          5,916,527
                                                       ---------
                                                       5,916,527            25%         1,479,132
                                                                                        ---------


                 WEIGHTED AVERAGE NUMBER OF SHARES

Earnings per Common share:
                 Net Income                             $131,848                             $.02

                                       22